EXHIBIT 10.4
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                             LAKEVIEW SAVINGS BANK
                         SUPPLEMENTAL RETIREMENT PLAN

                              FOR SENIOR OFFICERS

      WHEREAS, Lakeview Savings Bank ("Bank") wishes to reward the years of extensive service provided by its Senior Officers and to retain the best talent available to serve the Bank and its Board of Directors, and

      WHEREAS, it is deemed advisable and in the best interests of the Bank to offer such Senior Officers with additional financial incentives in the form of deferred compensation to encourage such continued participation and service to the Bank,

      NOW THEREFORE, BE IT RESOLVED that the Lakeview Savings Bank Supplemental Retirement Plan for Senior Officers ("Supplemental Plan"), be adopted and implemented effective April 1, 1996, as follows:

                                   ARTICLE I

                                  DEFINITIONS

      The following words and phrases as used herein shall, for the purpose of this Plan and any subsequent amendment thereof, have the following meanings unless a different meaning is plainly required by the content, except to the extent that such terms which are not defined herein shall be defined under the Pension Plan:

      1.1 "Bank" means Lakeview Savings Bank, West Paterson, New Jersey, or any successor thereto.

      1.2 "Beneficiary" shall mean the Participant's surviving spouse, if any, the Participant's named beneficiary as reflected on the records of the Bank, or the Participant's estate, in descending order of priority.

      1.3 "Board" means the Board of Directors of the Bank, as constituted from time to time and successors thereto.

      1.4 "Change in Control" means (i) the execution of an agreement for the sale of all, or a material portion, of the assets of the Bank or the Corporation; (ii) the execution of an agreement for a merger or recapitalization of the Bank or the Corporation or any merger or recapitalization whereby the Bank or the Corporation is not the surviving entity; (iii) a change of control of the Bank or the Corporation, as otherwise defined or determined by the New Jersey Department of Banking or regulations promulgated by it; or (iv) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of that term as it is used in Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder) of twenty-five percent (25%) or more of the outstanding voting securities of the Bank or the Corporation by any person, trust, entity or group. The term "person" means an


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individual other than the  Participant,  or a corporation,  partnership,  trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

      1.5   "Committee" means the Executive Committee of the Board of the Bank.

      1.6 "Corporation" means any parent bank holding company or savings and loan holding company of the Bank, and any successor thereto.

      1.7   "Director" means a member of the Board of the Bank.

      1.8 "Disability" (total and permanent disability) means a mental or physical disability which prevents the Participant from performing the normal duties of his or her position with the Bank. Such disability must have prevented the Participant from performing his or her duties for at least six months, and a physician satisfactory to both the Participant and the Bank must certify that the Participant is disabled from performing his or her normal duties with the Bank.

      1.9 "Early Retirement Date" shall mean the first day of the calendar month following attainment of not less than age 55 of the Participant or thereafter whereby the Participant retires as an employee of the Bank following completion of not less than twenty (20) years of service with the Bank, except as otherwise provided at Section 2.3 herein.

      1.10  "Effective Date" means April 1, 1996.

      1.11 "Participant" means a senior officer of the Bank as determined by action of the Board and as named at Attachment A hereto, as may be amended from time to time. Such participation shall continue as long as such Participant fulfills all requirements for participation subject to the right of termination, amendment and modification of the Plan hereinafter set forth.

      1.12 "Pension Plan" means the tax-qualified defined benefit plan sponsored by the Bank for the benefit of the Bank's employees in effect as of the Effective Date.

      1.13 "Plan" means the Lakeview Savings Bank Supplemental Retirement Plan for Senior Officers, as herein set forth, as amended from time to time.

      1.14 "Retirement Date" means the first day of the calendar month following attainment of age 62 of the Participant or thereafter whereby the Participant retires as an employee of the Bank, following completion of not less than twenty-eight (28) years of service with the Bank.

      1.15 "Service" means all years of service as an employee of the Bank and all predecessor and successor entities.

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                                  ARTICLE II

                                   BENEFITS

      2.1 Retirement. Upon a Participant's termination from service as an employee of the Bank on or after the Retirement Date or the Early Retirement Date, the Bank shall pay to the participant a pension benefit in an amount approved by the Board and set forth herein at Article II, Section 2.4, commencing on the first business day of the calendar month commencing on or after the Retirement Date or the Early Retirement Date. Except as provided at
Article II, Section 2.2, 2.3 and 2.5 herein, upon a Participant's termination from service as an employee of the Bank prior to the Retirement Date or the Early Retirement Date, the Bank shall have no financial obligations to the Participant under the Plan.

      2.2 Disability. In the event of the Disability of the Participant, the Participant will be entitled to a pension benefit equal to 100% of the amount specified at Article II, Section 2.4, payable on the first day of the month following certification of such Disability without regard to any other provisions herein to the contrary.

      2.3 Change in Control. All benefits payable, or that would become payable if the Participant were to retire prior to such Change in Control, shall remain payable thereafter. Upon termination of service following a Change in Control, all benefits shall be deemed payable immediately in accordance with Article II,
Section 2.4; provided that if the Participant is not yet age 55 as of such date of termination of service and has not yet completed at least 20 Years of Service with the Bank, such Participant shall nevertheless be deemed to be not less than age 55 as of the date of such termination and have completed not less than 20 Years of Service with the Bank following a Change of Control for purposes of calculation of benefits payable in accordance with Section 2.4 herein, and further that it shall be assumed that benefits payable under the Pension Plan shall be paid as of the date of termination of service, or as of the date of such Change of Control (if later), in order to calculate benefits payable hereunder. Actual Years of Service for benefits calculation purposes following a Change in Control shall include all years of service remaining under any employment agreement between the Participant and the Bank.

      2.4 Benefit Payments. The Participant shall be eligible to receive benefit payments under the Plan, as follows:

      a. Benefits payable hereunder shall be calculated in the same manner as benefits payable under the Pension Plan, except however notwithstanding anything herein or in the Pension Plan to the contrary, in calculation of such benefits payable, (i) Final Average Compensation shall not be limited by the provisions of Section 401(a)(17)(B) of the Internal Revenue Code ("Code"), and (ii) the maximum annual pension benefit payable shall not be limited by Sections 415(b)(1)(A) or 415(e) of the Code. Benefits payable hereunder shall be reduced to the extent of benefits payable under the Pension Plan.

      b. Notwithstanding any provisions of the Pension Plan to the contrary, benefits payable prior to the Retirement Date shall be reduced at the rate of 2.5% per year (and 0.20833% per month) for each year (or full month) that the Participant commences receipt of such benefits prior to attainment of age 62.

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      c. Benefits payable hereunder are exclusive of any benefits received under the Federal Social Security Act or any income tax liabilities of the Participant or Beneficiary.

      d. Benefits payable hereunder shall be paid in the same manner and at the same frequency as benefits payable under the Pension Plan.

      2.5 Benefit Payments Following Death. A Participant receiving benefits in accordance with Article II, Sections 2.1, 2.2 or 2.3 shall, upon death, continue to have the balance of any such payments due be paid to the Participant's
Beneficiary in the same manner as benefits payable in accordance with the provisions of the Pension Plan. Upon the death of a Participant after attainment of the Retirement Date or Early Retirement Date but prior to the commencement of benefit payments, benefits payable in accordance with Section 2.4 herein shall be immediately and 100% payable to the Beneficiary in the same manner as benefits payable under the Pension Plan.

                                  ARTICLE III

                                   INSURANCE

      3.1 Ownership of Insurance. The Bank, in its sole discretion, may elect to purchase one or more life insurance policies on the lives of Participants in order to provide funds to the Bank to pay part or all of the benefits accrued under this Plan. All rights and incidents of ownership in any life insurance policy that the Bank may purchase insuring the life of the Participant (including any right to proceeds payable thereunder) shall belong exclusively to the Bank or its designated Trust, and neither the Participant, nor any beneficiary or other person claiming under or through him or her shall have any rights, title or interest in or to any such insurance policy. The Participant shall not have any power to transfer, assign, hypothecate or otherwise encumber in advance any of the benefits payable thereunder, nor shall any benefits be subject to seizure for the benefit of any debts or judgments, or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise. Any life insurance policy purchased pursuant hereto and any proceeds payable thereunder shall remain subject to the claims of the Bank's general creditors.

      3.2 Physical Examination. As a condition of becoming or remaining covered under this Plan, the Participant, as may be requested by the Bank from time to time shall take a physical examination by a physician approved by an insurance carrier. The cost of the examination shall not be borne by the Participant. The report of such examination shall be transmitted directly from the physician to the insurance carrier designated by the Bank to establish certain costs associated with obtaining insurance coverages as may be deemed necessary under this Plan. Such examination shall remain confidential among the Participant, the physician and the insurance carrier and shall not be made available to the Bank in any form or manner.

      3.3 Death of Participant. Upon the death of the Participant, the proceeds derived from any such insurance policy held by the Bank or any related Trust, if any, shall be paid to the Bank or its designated Trust.

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                                  ARTICLE IV

                                     TRUST

      4.1 Trust. Except as may be specifically provided, nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Bank and the Participant or any other person. Any funds which may be invested under the provisions of this Plan shall continue for all purposes to be a part of the general funds of the Bank. No person other than the Bank shall by virtue of the provisions of this Plan have any interest in such funds. The Bank shall not be under any obligation to use such funds solely to provide benefits hereunder, and no representations have been made to a Participant that such funds can or will be used only to provide benefits hereunder. To the extent that any person acquires a right to receive payments from the Bank under the Plan, such rights shall be no greater than the right of any unsecured general creditor of the Bank.

      In order to facilitate the accumulation of funds necessary to meet the costs of the Bank under this Plan (including the provision of funds necessary to pay premiums with respect to any life insurance policies purchase pursuant to
Article III above and to pay benefits to the extent that the cash value and/or proceeds of any such policies are not adequate to make payments to a Participant or his or her beneficiary as and when the same are due under the Plan), the Bank may enter into a Trust Agreement. The Bank, in its discretion, may elect to place any life insurance policies purchased pursuant to Article III above into the Trust. In addition, such sums shall be placed in said Trust as may from time to time be approved by the Board of Directors, in its sole discretion. To the extent that the assets of said Trust and/or the proceeds of any life insurance policy purchased pursuant to Article III are not sufficient to pay benefits accrued under this Plan, such payments shall be made from the general assets of the Bank.

                                   ARTICLE V

                                    VESTING

      5.1 Vesting. All benefits under this Plan are deemed non-vested and forfeitable prior to the Retirement Date or Early Retirement Date. All benefits payable hereunder shall be deemed 100% earned and non-forfeitable by the Participant and his or her Beneficiary as of the Retirement Date or Early Retirement Date. Notwithstanding the foregoing, all benefits payable hereunder shall be deemed 100% earned and non-forfeitable by the Participant and his or her Beneficiary upon the death or the Disability of the Participant, or upon termination of employment following a Change in Control of the Bank. No benefits shall be deemed payable hereunder for any time period prior to termination of employment prior to the Retirement Date or Early Retirement Date, except in the event of death, Disability or termination of employment following a Change in Control of the Bank, in which case such benefits shall be immediately payable as of such date of termination of employment.

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                                  ARTICLE VI

                                  TERMINATION

      6.1 Termination. All rights of the Participant hereunder shall terminate immediately upon the Participant ceasing to be in the active service of the Bank prior to the time that the benefits payable under the Plan shall be deemed to be 100% earned and non-forfeitable. A leave of absence approved by the Board shall not constitute a cessation of service within the meaning of this paragraph, within the sole discretion of the Committee.

                                  ARTICLE VII

                     FORFEITURE OR SUSPENSION OF BENEFITS

      7.1 Forfeiture or Suspension of Benefits. Notwithstanding any other provision of this Plan to the contrary, benefits shall be forfeited or suspended during any period of paid service with the Bank following the commencement of benefit payments, within the sole discretion of the Committee.

                                 ARTICLE VIII

                              GENERAL PROVISIONS

      8.1 Other Benefits. Nothing in this Plan shall diminish or impair the Participant's eligibility, participation or benefit entitlement under any other benefit, insurance or compensation plan or agreement of the Bank now or hereinafter in effect. Upon termination of service after the Retirement Date or Early Retirement Date, Disability, or termination of employment following a Change in Control, a Participant will continue to be eligible to participate in the Bank's group medical insurance programs on the same basis as such Participant and dependents were enrolled in such programs prior to such termination. Upon death, the Participant's spouse and dependents will remain eligible to participate in such programs.

      8.2 No Effect on Employment. This Plan shall not be deemed to give any Participant or other person in the employ or service of the Bank any right to be retained in the employment or service of the Bank, or to interfere with the right of the Bank to terminate any Participant or such other person at any time and to treat him or her without regard to the effect which such treatment mights have upon him or her as a Participant in this Plan.

      8.3 Legally Binding. The rights, privileges, benefits and obligations under this Plan are intended to be legal obligations of the Bank and binding upon the Bank, its successors and assigns.

      8.4 Modification. The Bank, by action of the Board, reserves the exclusive right to amend, modify, or terminate this Plan. Any such termination, modification or amendment shall not terminate or diminish any rights or benefits accrued by any Participant prior thereto. The Bank shall give thirty (30) days' notice in writing to any Participant prior to the effective date of any such amendment, modification or termination of this Plan. Notwithstanding the foregoing, in no event shall such benefits payable to a Participant under the Plan be reduced below those provided for in Section 2.4 herein. In the event that the Plan benefits payable

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under  Section  2.4 of the  Plan  are  reduced  or the  Plan  is  terminated,  a
Participant shall be immediately 100% vested in all benefits calculated in accordance with Section 2.4 as of the date of such Plan amendment or Plan termination without regard to such Plan amendment or Plan termination.

      8.5 Arbitration. Any controversy or claim arising out of or relating to any contract or the breach thereof shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, with such arbitration hearing to be held at the offices of the American Arbitration Association ("AAA") unless otherwise mutually agreed to by the Participant and the Bank, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

      8.6 Limitation. No rights of any Participant are assignable by any Participant, in whole or in part, either by voluntary or involuntary act or by operation of law. Rights of Participants hereunder are not subject to anticipation, alienation, sale, transfer, assignment, pledge, hypothecation, encumbrance or garnishment by creditors of the Participant or a Beneficiary. Such rights are not subject to the debts, contracts, liabilities, engagements, or torts of any Participant or his or her Beneficiary. No Participant shall have any right under this Plan or any Trust referred to in Article IV or against any assets held or acquired pursuant thereto other than the rights of a general, unsecured creditor of the Bank pursuant to the unsecured promise of the Bank to pay the benefits accrued hereunder in accordance with the terms of this Plan. The Bank has no obligation under this Plan to fund or otherwise secure its obligations to render payments hereunder to Participants. No Participant shall have any voice in the use, disposition, or investment of any asset acquired or set aside by the Bank to provide benefits under this Plan.

      8.7 ERISA and IRC Disclaimer. It is intended that the Plan be neither an "employee welfare benefit plan" nor an "employee pension benefit plan" for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Further, it is intended that the Plan will not cause the interest of a Participant under the Plan to be includable in the gross income of such Participant or a Beneficiary prior to the actual receipt of a payment under the Plan for purposes of the Internal Revenue Code of 1986, as amended ("IRC"). No representation is made to any Participant to the effect that any insurance policies purchased by the Bank or assets of any Trust established pursuant to this Plan will be used solely to provide benefits under this Plan or in any way shall constitute security for the payment of such benefits. Benefits payable under this Plan are not in any way limited to or governed by the proceeds of any such insurance policies or the assets of any such Trust. No Participant in the Plan has any preferred claim against the proceeds of any such insurance policies or the assets of any such Trust.

      8.8 Conduct of Participants. Notwithstanding anything contained to the contrary, no payment of any then unpaid benefits shall be made and all rights under the Plan payable to a Participant, or any other person, to receive payments thereof shall be forfeited if the Participant shall engage in any activity or conduct which in the opinion the Board of the Bank is inimical to the best interests of the Bank.

      8.9 Incompetency. If the Bank shall find that any person to whom any payment is payable under the Plan is deemed unable to care for his or her personal affairs because of illness or accident, or is a minor, any payment due (unless a prior claim therefor shall have been made

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by a duly appointed  guardian,  committee or other legal  representative) may be paid to the spouse, a child, a parent, or a brother or sister, or to any person deemed by the Bank to have incurred expense for such person otherwise entitled to payment, in such manner and proportions as the Committee, in its sole discretion, may determine. Any such payments shall constitute a complete discharge of the liabilities of the Bank under the Plan.

      8.10 Construction. The Committee shall have full power and authority to interpret, construe and administer this Plan and the Committee's interpretations and construction thereof, and actions thereunder, shall be binding and conclusive on all persons for all purposes. Directors of the Bank and members of the Committee shall not be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his or her own willful, gross misconduct or intentional lack of good faith.

      8.11 Plan Administration. The Board of the Bank shall administer the Plan; provided, however, that the Board may appoint an administrative committee ("Committee") to provide administrative services or perform duties required by this Plan. The Committee shall have only the authority granted to it by the Board.

      8.12 Governing Law. This Plan shall be construed in accordance with and governed by the laws of the State of New Jersey, except to the extent that Federal law shall be deemed to apply. No payments of benefits shall be made hereunder if the Board of the Bank, or counsel retained thereby, shall determine that such payments shall be in violation of applicable regulations, or likely result in imposition of regulatory action, by the New Jersey Department of Banking, the Federal Deposit Insurance Corporation or other appropriate banking regulatory agencies.

      8.13 Successors and Assigns. The Plan shall be binding upon any successor or successors of the Bank, and unless clearly inapplicable, reference herein to the Bank shall be deemed to include any successor or successors of the Bank.

      8.14 Sole Agreement. The Plan expresses, embodies, and supersedes all previous agreements, understandings, and commitments, whether written or oral, between the Bank and any Participants and Beneficiaries hereto with respect to the subject matter hereof.



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